Exhibit 21.1

                          SUBSIDIARIES OF THE COMPANY


                                                                                               Names Under
                                                    State or Other Jurisdiction of             Which the Subsidiary
Subsidiary                                          Incorporation or Organization              Does Business
----------                                          ------------------------------             --------------------
Bogen Corporation                                   Delaware                                   Bogen Corporation

  (a) Bogen Communications, Inc. (1)                Delaware                                   Bogen Communications, Inc.

  (b) New England Audio Resource Corp.(2)           Delaware                                   New England Audio Resource Corp./NEAR

  (c) Bogen Communications (Barbados), Ltd. (3)     Barbados                                   Bogen Com

Speech Design GmbH                                  Gremering, Germany                         Speech Design GmbH

  (d) Satelco AG (4)                                Switzerland                                Satelco AG

  (e) Speech Design (Israel) Ltd.(5)                Israel                                     Speech Design (Israel)

  (f) Speech Design (UK) Ltd.(6)                    United Kingdom                             Speech Design (UK)

  (g) Digitronic Computersystern GmbH (7)           Germany                                    Digitronic Computersystem GmbH




(1)  Bogen Communications, Inc. is a wholly owned subsidiary of Bogen
     Corporation

(2) New England Audio Resource Corp. is a wholly owned subsidiary of Bogen Communications, Inc.

(3) Bogen Communications (Barbados) Ltd. is a wholly owned subsidiary of Bogen Communications, Inc.

(4)  Satelco AG is a 67% owned subsidiary of Speech Design GmbH

(5)  Speech Design (Israel) Ltd. is a 100% owned subsidiary of Speech Design
     GmbH

(6)  Speech Design (UK) Ltd. is a 100% owned subsidiary of Speech Design GmbH

(7) Digitronic Computersystern GmbH is a wholly owned subsidiary of Speech Design GmbH